Exhibit 99.1

Press Release	Source: Coach Industries Group, Inc.

Coach Industries Group Secures $3.5 Million Line of Credit From DaimlerChrysler Services

Thursday July 7, 9:20 am ET

COOPER CITY, Fla.—(BUSINESS WIRE)—July 7, 2005—Coach Industries Group, Inc., (OTCBB: CIGI - News; “Coach”) a holding company focused on providing financial solutions to Commercial Fleet Operators, announced today that the Company has secured a $3.5 million Master Lease Agreement and Body Builder line of credit from DaimlerChrysler Services North America, LLC (DaimlerChrysler). The financing facility is a LIBOR based revolving credit line with interest rates being set on a monthly basis.

Frank O’Donnell, Chairman and CEO of CIGI commented, “We are ecstatic that DaimlerChrysler has joined our other strategic partners in providing resources that enable Coach Industries Group to provide business solutions for Commercial Fleet Operators. As we move forward, our relationship with DaimlerChrysler will enable us to complete our corporate and strategic initiatives, thereby creating future shareholder value.” Mr. O’Donnell continued on to say, “The Management of CIGI continues to improve the capital structure of the company to facilitate the growth of our business and earnings.”

According to Susan Weisman, Chief Financial Officer of Coach, “This facility will benefit Coach by increasing our working capital and also allowing us to enhance and expand our overall portfolio of financial services we currently offer to the fleet industry.”

About Coach Industries Group, Inc.

Coach Industries Group, Inc. (OTCBB: CIGI - News; “Coach”) is a holding company focused on providing financial services to Commercial Fleet Operators.

Statements contained herein, other than historical data, may constitute forward-looking statements. When used in this document, the words “estimate,” “project,” “intends,” “expects,” “believes” and similar expressions are intended to identify forward-looking statements regarding events and financial trends, which may affect the Company’s future operating results and financial position. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from those included within the forward-looking statements. A complete disclosure of all fees paid to PRBroadcast.com is available on the Company’s disclaimer page as required by Section 17B of the SEC. The Private Securities Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in written statements to be made) contain statements that are forward-looking, such as those relating to consummation of the transaction, anticipated future revenue of the Company and success of current public offerings. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements.

Contact:

Coach Industries Group Inc., Cooper City

Lillian Rosado, 954-602-1400

ir@cigi.cc

or

Investors:

Alliance Advisors, LLC

Alan Sheinwald, 914-244-0062

asheinwald@allianceadvisors.net